Exhibit 5.1

Deloitte & Touche LLP
2800 – 1055 Dunsmuir Street
4 Bentall Centre
P.O. Box 49279
Vancouver BC V7X 1P4
Canada

Tel: (604) 669-4466
Fax: (604) 685-0395
www.deloitte.ca

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Pan American Silver Corp. filed on Amendment No. 1 to Form F-10 of our report addressed to the Shareholders of the Company dated February 24, 2004 for the year ended December 31, 2003 and to the reference to us under the heading “Auditors, Transfer Agent and Registrar” and “Experts” in the Prospectus, which is part of this Registration Statement.

CHARTERED ACCOUNTANTS
Vancouver, British Columbia, Canada
March 29, 2004